Exhibit (h)(40)

Amendment to Fund Accounting and Administration Agreement

This Amendment dated as of February 28, 2018 (this “Amendment”) is to the Fund Accounting and Administration Agreement dated as of October 1, 2007, as amended, (the “Agreement”), between ALPS Fund Services, Inc. (“ALPS”), a Colorado corporation, and Financial Investors Trust (the “Trust”), a Delaware statutory trust. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Appendix A to the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

2.	Effective as of the date of this Amendment, Appendix C to the Agreement is replaced in its entirety with the new Appendix C attached hereto and incorporated by reference herein.

3.	Effective as of the date of this Amendment, Section 2(b) of the Agreement is replaced in its entirety as follows:

(b)       ALPS will bear all expenses in connection with the performance of its services under this Agreement and all related agreements, except as otherwise provided herein. ALPS will not bear any of the costs of Trust personnel, except that ALPS, and not the Trust, shall be responsible for the compensation of officers and trustees of the Trust who are officers, employees or trustees of ALPS or any of its affiliates.

(i) With respect to all of the Trust’s series, except for the RiverFront Asset Allocation Aggressive, RiverFront Asset Allocation Growth, RiverFront Asset Allocation Growth & Income, RiverFront Asset Allocation Moderate, and RiverFront Asset Allocation Conservative (collectively, the “RiverFront Funds”), and except as provided for in any other agreements between ALPS or its affiliates and the Trust, other Trust expenses incurred shall be borne by persons other than ALPS and its affiliates, including, but not limited to, transfer agency and custodial expenses; taxes; interest; the fees and expenses of the Trust’s trustees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Trust and advisory related legal expenses; costs of maintenance of Trust existence; printing and delivery of materials in connection with meetings of the Trust’s trustees; printing and mailing shareholder reports, prospectuses, statements of additional information, supplements, and proxy statements; securities pricing data services; and expenses in connection with electronic filings with the Securities and Exchange Commission (the “SEC”).

(ii) With respect to the RiverFront Funds, except as provided for in any other agreements and except for compensation paid to and reimbursable expenses of the Trust’s trustees, ALPS will bear all Trust expenses incurred on behalf of the RiverFront Funds, including but not limited to offering and operating expenses, legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws; insurance expenses; fees and expenses of the custodian, transfer agent, administrator, accounting and pricing services agent, the cost of preparing and distributing reports and notices to shareholders, and the cost of printing or preparing prospectuses and statements of additional information for delivery to the RiverFront Funds’ current shareholders.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name:	Edmund J. Burke	Name:	Jeremy O. May
Title:	President	Title:	President

Appendix A

List of Funds

ALPS/Alerian MLP Infrastructure Index Fund (Investor Class, Class C and Class I)

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund (Investor Class, Class C and Class I)

ALPS/Kotak India Growth Fund (Investor Class, Class C and Class I)

ALPS/Metis Global Micro Cap Value Fund (Investor Class, Class C and Class I)

ALPS/Red Rocks Listed Private Equity Fund (Investor Class, Class C, Class I and Class R)

ALPS/WMC Research Value Fund (Investor Class, Class C and Class I)

Clough China Fund (Investor Class, Class C and Class I)

RiverFront Asset Allocation Aggressive (Investor Class, Class C, Class I, Class L and Investor Class II)

(formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (Investor Class, Class C and Class I)

(formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (Investor Class, Class C, and Class I)

(formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (Investor Class, Class C and Class I)

(formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (Investor Class, Class C and Class I)

(formerly, RiverFront Conservative Income Builder Fund)

Appendix C

Fees